As filed with the Securities and Exchange Commission on April 4, 2013
Registration No. 002-69458

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

POST-EFFECTIVE AMENDMENT NO. 351
to
FORM S-20
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
________________

CANADIAN DERIVATIVES CLEARING CORPORATION
(Exact name of registrant as specified in its charter)

800 Victoria Square
P.O. Box 61
Montréal, Quebec  H4Z 1A9
(514) 871-2424
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________
Glenn Goucher
President and Chief Clearing Officer
Canadian Derivatives Clearing Corporation
800 Victoria Square
P.O. Box 61
Montréal, Quebec  H4Z 1A9
(514) 871-2424
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copy to:
Jonathan A. Van Horn
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, Minnesota 55402
Tel: (612) 340-2600
Fax: (612) 340-2868
________________

This Post-Effective Amendment No. 35 shall become effective on such date as the Securities and Exchange Commission shall determine in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

____________________________
1  Pursuant to Rule 401(e) this Post-Effective Amendment on Form S-20 amends the registrant’s Registration Statement on Form S-1.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 35 relates to the Registration Statement on Form S-20 (File No. 002-69458) (the “1981 Registration Statement”) of Canadian Derivatives Clearing Corporation (the “Company”), which was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on Form S-1 on October 9, 1980.  The 1981 Registration Statement was declared effective by the Commission on November 2, 1981 and registered 3,600,000 standardized call option contracts and 2,400,000 standardized put option contracts.

On October 3, 2012, the Company filed a Registration Statement on Form S-20 (File No. 333-184288) (the “2013 Registration Statement”) with the Commission.  The 2013 Registration Statement was declared effective by the Commission on January 31, 2013 and registered 50,000,000 standardized call and put option contracts.

Following the time at which the Commission declares this Post-Effective Amendment effective, the Company intends to make offers and sales of standardized call and put options solely pursuant to the 2013 Registration Statement.  The Company is filing this Post-Effective Amendment No. 35 to the Registration Statement to remove from registration any standardized call and put options registered under the 1981 Registration Statement that remain unsold as of the date this Post-Effective Amendment is declared effective by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-20 and has duly caused this Post-Effective Amendment No. 35 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Quebec on April 4, 2013.

      Canadian Derivatives Clearing Corporation

By: /s/ Glenn Goucher
Glenn Goucher
President and Chief Clearing Officer

Pursuant to the requirements of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment No. 35 to the registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Corporation in the United States, on April 4, 2013.

      Canadian Derivatives Clearing Corporation (U.S.A.) Inc.

By: /s/ Glenn Goucher
Glenn Goucher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 35 to the registration statement has been signed by the following persons in the capacities listed on April 4, 2013.

Signature	Title

/s/ Glenn Goucher Glenn Goucher	President, Chief Clearing Officer and Director (principal executive officer)

/s/ Michael Vivaldi Michael Vivaldi	Treasurer (principal financial officer) (principal accounting officer)

/s/ Maire-Claude Beaulieu Marie-Claude Beaulieu	Chairperson of the Board

/s/ Peter Copestake Peter Copestake	Director

/s/ Patrick Cronin Patrick Cronin	Director

/s/ Claude Cyr Claude Cyr	Director

/s/ Thomas A. Kloet Thomas A. Kloet	Director

/s/ Bruce Macdonald Bruce Macdonald	Director

/s/ Alain Miquelon Alain Miquelon	Managing Director of the Board

/s/ Claude Turcot Claude Turcot	Director